Exhibit 99.1

VOLCANO REPORTS FIRST QUARTER RESULTS
(SAN DIEGO, CA), May 2, 2014-Volcano Corporation (Nasdaq: VOLC), a leading developer and manufacturer of precision guided therapy tools designed to enhance the diagnosis and treatment of coronary and peripheral vascular disease, today reported results for the first quarter of 2014.
For the quarter ended March 31, 2014, Volcano reported revenues of $94.5 million versus revenues of $93.2 million in the same period a year ago. On a constant currency basis, revenues increased four percent year-over-year after adjusting for a negative impact of approximately $2.7 million from foreign currency. Medical segment revenues increased approximately one percent and four percent on a reported and constant currency basis, respectively.
The company reported a net loss on a GAAP basis of $10.9 million, or $0.21 per share, in the first quarter of 2014, versus a net loss of $3.2 million, or $0.06 per share, in the same period a year ago. Excluding acquisition-related items, amortization of intangibles and non-cash interest expense on convertible notes, net of tax, the company reported a non-GAAP net loss of $0.12 per share compared with non-GAAP earnings per diluted share of $0.02 in the first quarter a year ago.
“The first quarter was marked by important accomplishments in our product pipeline, including the U.S. approval of our iFR® (Instant Wave-Free Ratio™) FFR (Fractional Flow Reserve) and SyncVision™ Co-Registration System technologies for which we are commencing limited market releases during the second quarter. In addition, during the first quarter we initiated the full market release of our Crux IVC (inferior vena cava) filter,” said Scott Huennekens, president and chief executive officer. “We also realized solid growth in our U.S. peripheral business and with our FFR and IVUS (Intravascular Imaging) disposable revenues in Europe,” he noted.
“Volcano is off to a good start in 2014 with growth of our core businesses, the roll out of new products and an expanded and realigned sales force that we believe will drive growth acceleration through the remainder of 2014 and into 2015,” Huennekens added.
Guidance
The company reaffirmed guidance for full year 2014. Based on current foreign currency exchange rates, it expects revenues on a reported basis will be $413.0-$421.0 million, with revenues on a constant currency basis in the range of $417.0-$425.0 million.
The company said it expects gross margins on a reported basis will be in the range of 64.0-64.5 percent and that operating expenses, including restructuring charges, will be 68.0-69.0 percent of revenues. On a reported basis, the company expects a GAAP net loss of $0.57-$0.60 per share. On a non-GAAP basis, the company expects a net loss per share of $0.16-$0.19. Non-GAAP results exclude acquisition-related expenses, amortization of intangibles and non-cash interest expense, and assume an effective tax rate of 35.0 percent for the GAAP to non-GAAP adjustments. The company expects weighted average basic shares in 2014 will be approximately 51.4 million shares.
For the second quarter of 2014, Volcano expects revenues in the range of $102.0-$104.0 million on both a reported and constant currency basis. The company expects a loss per share of $0.13-$0.15 on a GAAP basis and $0.04-$0.06 on a non-GAAP basis.
Conference Call Information
The company will hold a conference call at 2 p.m., Pacific Daylight Time, (5 p.m., Eastern Daylight Time) today. The teleconference can be accessed by calling (631) 291-4555, passcode 27362765, or via the company’s website at http://www.volcanocorp.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the conference call will be available through May 9, at (404) 537-3406, passcode 27362765, and via the company’s website at http://www.volcanocorp.com.
About Volcano
Volcano Corporation (Nasdaq: VOLC) is revolutionizing the medical device industry with a broad suite of technologies that make imaging and therapy simpler, more informative and less invasive. Our products empower physicians around the world with a new generation of analytical tools that deliver more meaningful information-using light and sound as the guiding elements. Founded in cardiovascular care and expanding into other specialties, Volcano is changing the assumption about what is possible in improving patient outcomes by combining imaging and therapy together. For more information, visit the company’s website www.volcanocorp.com.
Note Regarding the Use of Non-GAAP Financial Measures
The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The company uses non-GAAP financial measures for financial and operational decision making as a measure to compare period-to-period results. The company believes that they provide useful information about operating results, enhance the overall understanding of operating results and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making.
Constant Currency Basis Revenue Changes: Volcano reports changes on a constant currency basis, which is a non-GAAP financial measure. Volcano believes that investors’ understanding of the company’s short-term and long-term financial results is enhanced by taking into consideration the impact of foreign currency translation on revenues. In addition, Volcano’s management uses results of operations before currency translation to evaluate the operational performance of Volcano and as a basis for strategic planning.
Volcano reports its expectations of earnings per share performance excluding certain expenses described below; for additional details please see the “Reconciliation of GAAP to non-GAAP EPS Guidance” table in this press release. This accompanying table has more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.
Exclusion of Acquisition-Related Expenses: Volcano excludes acquisition-related expenses because it does not consider these acquisition-related costs and adjustments to be related to the continuing organic operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drive the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
Exclusion of Amortization of Intangibles: Volcano excludes amortization of intangibles because it is a non-cash expense relating primarily to acquisitions. At the time of an acquisition, the intangible assets of the acquired company, which consist primarily of developed or in-process technology, are valued and amortized over their estimated lives. Volcano believes that since intangible assets represent efforts of the acquired company to build value prior to the acquisition, Volcano management eliminates the impact of the amortization when evaluating its current operating performance.
Exclusion of Non-Cash Interest Expenses: In addition to disclosing the financial statement impact of the authoritative guidance for convertible debt accounting, Volcano management believes that excluding the impact of this authoritative guidance because it is non-cash in nature, may provide meaningful supplemental information regarding elements of the company’s borrowing costs in order to properly understand its operational performance and liquidity, and facilitates comparisons to competitors’ results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements in this press release regarding Volcano’s business that are not historical facts may be considered “forward-looking statements,” including statements regarding Volcano’s expected revenues, revenue growth, margins, financial results and foreign currency exchange rates for the second quarter and calendar year 2014, its growth and other strategies and ability to execute on these strategies, competitive position, target markets, development of its base business and pipeline, benefits from recent acquisitions and benefits from its products and technologies, including new products. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that may cause Volcano’s actual results to differ materially and adversely from statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ include the risk that Volcano’s revenues or other projections may turn out to be inaccurate or Volcano may encounter unanticipated difficulty in achieve these projections; global and regional macroeconomic conditions, generally, and in the medical device and telecom industries specifically; currency exchange rate fluctuations; the effect of competitive factors and the company’s reactions to those factors; purchasing decisions with respect to the company’s products; the pace and extent of market adoption of the company’s products and technologies; uncertainty in the process of obtaining regulatory approval or clearances for Volcano’s products or devices; the success of Volcano’s growth and other strategies; including the integration of recently-acquired business and our ability to integrate businesses from potential future acquisitions; risks associated with Volcano’s international operations; timing and achievement of product development milestones; outcome of ongoing and future litigation, investigations or claims; the impact and benefits of market development and the related size of Volcano’s addressable markets; our ability to protect our intellectual property; dependence upon third parties; unexpected new data, safety, and technical issues; market conditions and other risks inherent to medical and/or telecom device development and commercialization. These and additional risks and uncertainties are more fully described in Volcano’s filings made with Securities and Exchange Commission, including our 10-K for the year ended December 31, 2013, which should be read in conjunction with these financial results. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Volcano disclaims any obligation to update any forward-looking statements to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events.

Contact Information:
John Dahldorf
Chief Financial Officer
Volcano Corporation
(858) 720-4020
or
Neal B. Rosen
(650) 458-3014

VOLCANO CORPORATION
REVENUE SUMMARY
(in millions)
(unaudited)

	Three Months Ended March 31,		Percentage Change	Currency Impact		Constant Currency
	2014	2013	2013 to 2014	Dollar	Percentage	Percentage Change
Medical segment:
Consoles:
United States	$3.6	$4.7	(25)%	$—	—%	(25)%
Japan	1.0	1.0	2	(0.1)	(12)	14
Europe	2.4	1.6	52	0.1	6	46
Rest of world	1.5	1.6	(9)	—	—	(9)
Total Consoles	8.5	8.9	(5)	$—	—	(5)

IVUS single-procedure disposables:
United States	21.0	19.3	9%	$—	—%	9%
Japan	16.4	20.7	(21)	(2.4)	(12)	(9)
Europe	6.5	5.8	14	0.2	4	10
Rest of world	2.7	2.2	22	—	—	22
Total IVUS single-procedure disposables	46.6	48.0	(3)	$(2.2)	(5)	2

FFR single-procedure disposables:
United States	13.7	13.7	8%	$—	8%	—%
Japan	4.5	4.5	—	(0.6)	(14)	14
Europe	9.5	7.8	20	0.3	4	16
Rest of world	1.2	0.8	47	—	—	47
Total FFR single-procedure disposables	28.9	26.8	8	$(0.3)	(1)	9

Other	9.0	8.0	13%	$(0.2)	(3)%	16%
Sub-total medical segment	93.0	91.7	1	$(2.7)	(3)	4

Industrial segment	1.5	1.5	(1)%	$—	—%	(1)%
Total	94.5	93.2	1	$(2.7)	(3)	4

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues	$94,528	$93,231
Cost of revenues, excluding amortization of intangibles	35,082	33,127
Gross profit	59,446	60,104
Operating expenses:
Selling, general and administrative	50,311	43,829
Research and development	13,957	15,651
Amortization of intangibles	1,783	834
Acquisition-related items	1,036	1,578
Restructuring charges	873	—
Total operating expenses	67,960	61,892
Operating loss	(8,514)	(1,788)
Interest income	316	338
Interest expense	(7,179)	(6,545)
Exchange rate gain (loss)	84	(778)
Other, net	110	1,898
Loss income before income tax	(15,183)	(6,875)
Income tax benefit	(4,280)	(3,714)
Net loss	$(10,903)	$(3,161)
Net loss per share:
Basic	$(0.21)	$(0.06)
Diluted	$(0.21)	$(0.06)
Shares used in calculating net loss per share:
Basic	51,967	54,189
Diluted	51,967	54,189

VOLCANO CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended March 31,
	2014	2013
Operating activities
Net loss	$(10,903)	$(3,161)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,545	6,123
Amortization (accretion) of investment premium (discount), net	1,037	631
Accretion of debt discount on convertible senior notes and other long-term debt	4,941	4,572
Accretion of contingent consideration	865	936
Non-cash stock compensation expense	3,865	3,598
Asset impairment related to restructuring	726	—
Gain on sale of other long-term investment	(296)	(1,925)
Effect of exchange rate changes and others	512	4,604
Deferred income taxes	1,005	—
Changes in operating assets and liabilities, net of acquisitions	(12,310)	(23,249)
Net cash used in operating activities	(3,013)	(7,871)
Investing activities
Purchase of short-term and long-term available-for-sale securities	(75,725)	(110,520)
Sale or maturity of short-term and long-term available-for-sale securities	102,467	67,137
Capital expenditures	(4,787)	(7,290)
Cash paid for other intangible assets and investments	(3,203)	(870)
Proceeds from sale of long-term investment	296	3,426
Net cash provided by (used in) investing activities	19,048	(48,117)
Financing activities
Proceeds from sale of common stock under employee stock purchase plan	1,850	1,712
Proceeds from exercise of common stock options	7,144	691
Cash paid to settle contingent liability related to acquisition	(2,900)	—
Repayment of capital lease liability	(12)	(11)
Net cash provided by financing activities	6,082	2,392
Effect of exchange rate changes on cash and cash equivalents	159	(724)
Net increase (decrease) in cash and cash equivalents	22,276	(54,320)
Cash and cash equivalents, beginning of period	107,159	330,635
Cash and cash equivalents, end of period	$129,435	$276,315

VOLCANO CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$129,435	$107,159
Short-term available-for-sale investments	215,540	230,775
Accounts receivable, net	77,558	81,962
Inventories	67,765	60,970
Prepaid expenses and other current assets	26,718	28,525
Total current assets	517,016	509,391
Long-term available-for-sale investments	22,212	34,750
Property and equipment, net	119,479	118,094
Intangible assets, net	56,481	58,108
Goodwill	55,087	55,087
Other non-current assets	65,081	56,489
Total Assets	$835,356	$831,919

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,839	$19,137
Accrued compensation	25,218	26,918
Accrued expenses and other current liabilities	32,422	28,453
Deferred revenues	10,145	10,652
Contingent consideration	2,196	3,750
Total current liabilities	84,820	88,910
Convertible senior notes	405,897	401,012
Other long-term debt	1,282	1,268
Deferred revenues	4,952	5,079
Contingent consideration, non-current portion	29,308	29,888
Other non-current liabilities	6,227	5,960
Total liabilities	532,486	532,117
Stockholders' equity	302,870	299,802
Total Liabilities and Stockholders' Equity	$835,356	$831,919

VOLCANO CORPORATION
RECONCILIATION OF GAAP RESULTS TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

Three Months Ended March 31, 2014	Pre-tax Adjustments	Net of Tax (1)	Earnings Per Share
GAAP net loss		$(10,903)	$(0.21)
Acquisition related items	1,036	673	0.01
Amortization of intangibles	1,783	1,159	0.02
Non-cash interest expense on convertible notes	4,924	3,201	0.06
Non-GAAP net loss	$7,743	$(5,870)	$(0.12)

Weighted average shares outstanding—basic			51,967

(1) Effective tax rate of 35% applied to non-GAAP adjustments

VOLCANO CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE
(in thousands, except per share data)
(unaudited)

	Q2 2014
	Guidance Range
	From	To
GAAP net loss per share - basic	$(0.13)	$(0.15)
Acquisition related items	0.01	0.01
Amortization of intangibles	0.02	0.02
Non-cash interest expense	0.06	0.06
Non-GAAP net loss per share - basic	(0.04)	(0.06)
Weighted average shares outstanding - basic	51,300	51,300

	2014
	Guidance Range
	From	To
GAAP net loss per share - basic	$(0.57)	$(0.60)
Acquisition related items	0.06	0.06
Amortization of intangibles	0.09	0.09
Non-cash interest expense	0.26	0.26
Non-GAAP net loss per share - basic	$(0.16)	$(0.19)
Weighted average shares outstanding - basic	51,400	51,400

Note: Effective tax rate of 35% applied to non-GAAP adjustments